Exhibit 99.1
Snap Inc. Announces Second Quarter 2025 Financial Results
Second quarter revenue increased 9% year-over-year to $1,345 million
Monthly Active Users increased 7% year-over-year to 932 million
Daily Active Users increased 9% year-over-year to 469 million
Operating cash flow was $88 million and Free Cash Flow was $24 million
SANTA MONICA, Calif. – August 5, 2025 – Snap Inc. (NYSE: SNAP) today announced financial results for the quarter ended June 30, 2025.
“Our global community continued to grow in Q2, reaching 932 million Monthly Active Users as we continued to invest in AI and augmented reality,” said Evan Spiegel, CEO. “With meaningful inventory and conversions growth this quarter, including the broader rollout of Sponsored Snaps, we’re excited about the opportunity to translate improved advertiser performance into topline acceleration.”
Q2 2025 Financial Summary
•Revenue was $1,345 million, compared to $1,237 million in the prior year, an increase of 9% year-over-year.
•Net loss was $263 million, compared to $249 million in the prior year.
•Adjusted EBITDA was $41 million, compared to $55 million in the prior year.
•Operating cash flow was $88 million, compared to $(21) million in the prior year.
•Free Cash Flow was $24 million, compared to $(73) million in the prior year.

	Three Months Ended June 30,		Percent Change	Six Months Ended June 30,		Percent Change
	2025	2024		2025	2024

(Unaudited)	(dollars in thousands, except per share amounts)
Revenue	$1,344,930	$1,236,768	9%	$2,708,147	$2,431,541	11%
Operating loss	$(259,676)	$(253,975)	(2)%	$(453,522)	$(587,207)	23%
Net loss	$(262,570)	$(248,620)	(6)%	$(402,157)	$(553,710)	27%
Adjusted EBITDA (1)	$41,270	$54,977	(25)%	$149,695	$100,636	49%
Net cash provided by (used in) operating activities	$88,494	$(21,377)	514%	$240,104	$66,975	258%
Free Cash Flow (2)	$23,793	$(73,439)	132%	$138,189	$(35,535)	489%
Diluted net loss per share attributable to common stockholders	$(0.16)	$(0.15)	(7)%	$(0.24)	$(0.34)	29%
(1)See page 10 for a reconciliation of net loss to Adjusted EBITDA. Total restructuring charges for the three and six months ended June 30, 2024, and excluded from Adjusted EBITDA, were $1.9 million and $72.0 million, respectively. No restructuring charges were incurred during the three and six months ended June 30, 2025.
(2)See page 10 for a reconciliation of net cash provided by (used in) operating activities to Free Cash Flow.

Q2 2025 Summary & Key Highlights
We deepened engagement with our community:
•The Snapchat community continues to grow, reaching 932 million global monthly active users (MAU) in Q2, an increase of 64 million or 7% year-over-year.
•Daily active users (DAU) were 469 million in Q2 2025, an increase of 37 million, or 9%, year-over-year.
•Spotlight reached more than 550 million monthly active users on average in Q2.
•Spotlight time spent grew 23% year-over-year, now contributes more than 40% of total content time spent.
•We launched our new Snapchat app on Apple Watch, enabling Snapchatters to preview an incoming message and reply using the Keyboard, Scribble, Dictation, or an emoji.
•Snap Map grew to more than 400 million MAU that utilize our service to find their friends, explore local hotspots, and stay informed about what’s happening around them.
•Our video chat feature continues to deepen connections, with Snapchatters spending 30% more time talking on Snapchat year-over-year.
•We introduced a suite of new creator tools and features that makes it easier to create and share content, including the ability for creators to generate content from their saved Snapchat Memories using templates.
•Creators can now view new insights from their Stories and Spotlight including returning viewers, top content, and total view time, which helps creators to optimize their content and monetize their engagement.
•Over the past year, we onboarded thousands of creators to our Snap Star program, with the number of Spotlight posts by Snap Stars growing more than 145% year-over-year in North America in Q2.
We are focused on accelerating and diversifying our revenue growth:
•Ad platform improvements and foundational AI advancements contributed to 7-0 Purchase volume increasing 39% year-over-year for commerce advertisers, and total purchase-related ad revenue growing more than 25% year-over-year in Q2.
•Sponsored Snaps are proving highly effective in driving incremental conversions, delivering up to a 22% increase when included in an advertiser's broader Snap campaign mix.
•Sponsored Snaps are now driving an 18% lift in unique converters across app installs and app purchases.
•We introduced Sponsored Snaps from creators, enabling advertisers to send a Sponsored Snap directly from a creator’s handle to Snapchatters in the chat feed.
•We launched First Snap, which offers brand advertisers a single-day takeover that delivers the first Sponsored Snap in the chat feed.
•To help Snapchat campaigns achieve better performance outcomes, we introduced Snapchat Smart Campaign Solutions, a new suite of offerings that deliver AI-powered performance and ease-of-use enhancements.
•Other Revenue, the majority of which is Snapchat+ subscription revenue, increased 64% year-over-year in Q2.
•We introduced Lens+, a new Snapchat+ subscription tier that offers access to exclusive new AI video Lenses, Bitmoji Game Lenses, and early access to new features.
We invested in our augmented reality platform:
•Our community uses AR Lenses in our Snapchat camera 8 billion times per day, and over 400,000 developers have built more than 4 million Lenses with Snap’s world-leading AR tools.
•In Q2, more than 350 million Snapchatters engaged with AR every day on average.
•Lens Games engagement has continued to grow, now reaching more than 175 million monthly active users, up over 40% year-over-year.
•Our 90’s School Photos AI Lens, Different Eras AI Lens, and Cartoon World AI Lens were collectively viewed over one billion times, highlighting strong engagement with our AR lenses powered by gen AI.

•We introduced our new Lens Studio iOS app and web tool, empowering more people of all skill levels to quickly create fun AR Lenses using templates or AI-powered tools, even without prior coding experience.
•In our latest Lens Studio release, we introduced new features that make it easier than ever for AR developers to build games, including the new Bitmoji Suite, which offers enhanced capabilities for personalizing and animating Bitmoji, and new games assets designed to simplify the creation of dynamic games for Snapchatters.
We are making computers more human with Specs:
•We announced plans to launch our first consumer-ready Specs AR glasses in 2026, marking an important and exciting milestone for Snap and a critical step toward realizing our long-term vision for AR.
•We announced Snap OS updates that enable developers to create and publish multimodal AI-powered Lenses, including location-based experiences, through new tools and AI-powered experiences with partners like OpenAI and Gemini on Google Cloud.
•Our new Depth Module API translates 2D information from LLMs to anchor AR information accurately in three dimensions, unlocking a new paradigm for spatial intelligence.
•Our Automated Speech Recognition API enables real-time transcription with support for over 40 languages, including non-native accents, with high accuracy.
•Since our 5th generation of Spectacles released in 2024, developers have built compelling experiences to prepare for the consumer launch of Specs next year:
◦Super Travel from Gowaaa helps global travelers translate signs, menus, and receipts and convert currencies.
◦Drum Kit from Paradiddle teaches new drummers how to play by overlaying cues on a real drum set and listening to the notes.
◦Pool Assist from Studio ANRK helps players make better shots playing pool.
◦Cookmate from Headraft uses AI to recommend recipes based on available ingredients and provides step-by-step cooking guidance in the kitchen.
◦ARcher Champ from Phil Walton and Hart Woolery brings competitors together for archery matches with friends through our Connected Lens technology.

Q3 2025 Outlook
Snap Inc. will discuss its Q3 2025 outlook during its Q2 2025 Earnings Call (details below) and in its investor letter available at investor.snap.com.
Conference Call Information
Snap Inc. will host a conference call to discuss the results at 2:00 p.m. Pacific / 5:00 p.m. Eastern today. The live audio webcast along with supplemental information will be accessible at investor.snap.com. A recording of the webcast will also be available following the conference call.
Snap Inc. uses its websites (including snap.com and investor.snap.com) as means of disclosing material non-public information and for complying with its disclosure obligation under Regulation FD.
Definitions
Free Cash Flow is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment.
Common shares outstanding plus shares underlying stock-based awards includes common shares outstanding, restricted stock units, restricted stock awards, and outstanding stock options.
Adjusted EBITDA is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time.
A Daily Active User (DAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during a defined 24-hour period. We calculate average DAUs for a particular quarter by adding the number of DAUs on each day of that quarter and dividing that sum by the number of days in that quarter.
Average revenue per user (ARPU) is defined as quarterly revenue divided by the average DAUs.
A Monthly Active User (MAU) is defined as a registered and logged-in Snapchat user who visits Snapchat through our applications or websites at least once during the 30-day period ending on the calendar month-end. We calculate average Monthly Active Users for a particular quarter by calculating the average of the MAUs as of each calendar month-end in that quarter.

Note: For adjustments and additional information regarding the non-GAAP financial measures and other items discussed, please see “Non-GAAP Financial Measures,” “Reconciliation of GAAP to Non-GAAP Financial Measures,” and “Supplemental Financial Information and Business Metrics.”
About Snap Inc.
Snap Inc. is a technology company. We believe the camera presents the greatest opportunity to improve the way people live and communicate. We contribute to human progress by empowering people to express themselves, live in the moment, learn about the world, and have fun together. For more information, visit snap.com.
Contact
Investors and Analysts:
ir@snap.com
Press:
press@snap.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this press release, including statements regarding guidance, our future results of operations or financial condition, future stock repurchase programs or stock dividends, business strategy and plans, user growth and engagement, product initiatives, objectives of management for future operations, and advertiser and partner offerings, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “going to,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or the negative of these words or other similar terms or expressions. We caution you that the foregoing may not include all of the forward-looking statements made in this press release.
You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends, including our financial outlook, macroeconomic uncertainty, and geo-political events and conflicts, that we believe may continue to affect our business, financial condition, results of operations, and prospects. These forward-looking statements are subject to risks and uncertainties related to: our financial performance; our ability to attain and sustain profitability; our ability to generate and sustain positive cash flow; our ability to attract and retain users, partners, and advertisers; competition and new market entrants; managing our growth and future expenses; compliance with new laws, regulations, and executive actions; our ability to maintain, protect, and enhance our intellectual property; our ability to succeed in existing and new market segments; our ability to attract and retain qualified team members and key personnel; our ability to repay or refinance outstanding debt, or to access additional financing; future acquisitions, divestitures, or investments; and the potential adverse impact of climate change, natural disasters, health epidemics, macroeconomic conditions, and war or other armed conflict, as well as risks, uncertainties, and other factors described in “Risk Factors” and elsewhere in our most recent periodic report filed with the U.S. Securities and Exchange Commission, or SEC, which is available on the SEC’s website at www.sec.gov. Additional information will be made available in our periodic report that will be filed with the SEC for the period covered by this press release and other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, including future developments related to geo-political events and conflicts and macroeconomic conditions, except as required by law.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use the non-GAAP financial measure of Free Cash Flow, which is defined as net cash provided by (used in) operating activities, reduced by purchases of property and equipment. We believe Free Cash Flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business and is a key financial indicator used by management. Additionally, we believe that Free Cash Flow is an important measure since we use third-party infrastructure partners to host our services and therefore we do not incur significant capital expenditures to support revenue generating activities. Free Cash Flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.
We use the non-GAAP financial measure of Adjusted EBITDA, which is defined as net income (loss), excluding interest income; interest expense; other income (expense), net; income tax benefit (expense); depreciation and amortization; stock-based compensation expense; payroll and other tax expense related to stock-based compensation; and certain other items impacting net income (loss) from time to time. We believe that Adjusted EBITDA helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in Adjusted EBITDA.
We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP measures to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.
For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure, please see “Reconciliation of GAAP to Non-GAAP Financial Measures.”
Snap Inc., “Snapchat,” and our other registered and common law trade names, trademarks, and service marks are the property of Snap Inc. or our subsidiaries.

SNAP INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Cash flows from operating activities
Net loss	$(262,570)	$(248,620)	$(402,157)	$(553,710)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	40,023	37,930	77,738	79,643
Stock-based compensation	251,886	259,311	499,224	523,063
Amortization of debt issuance costs and debt discount (premium)	(550)	2,208	7,092	3,950
Losses (gains) on debt and equity securities, net	(1,208)	2,662	14,592	11,630
Gain on extinguishment of debt	—	15,522	(66,939)	6,672
Other	12,362	(4,939)	11,557	(12,701)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable, net of allowance	(3,088)	(36,916)	191,128	125,291
Prepaid expenses and other current assets	(7,058)	(34,526)	(29,886)	(48,155)
Operating lease right-of-use assets	13,797	14,929	27,920	28,504
Other assets	(2,117)	(955)	6,893	(6,097)
Accounts payable	(94,203)	(61,556)	(59,943)	(95,645)
Accrued expenses and other current liabilities	147,695	45,821	(14,873)	27,440
Operating lease liabilities	(8,492)	(13,940)	(25,485)	(27,870)
Other liabilities	2,017	1,692	3,243	4,960
Net cash provided by (used in) operating activities	88,494	(21,377)	240,104	66,975
Cash flows from investing activities
Purchases of property and equipment	(64,701)	(52,062)	(101,915)	(102,510)
Purchases of strategic investments	(20,000)	(2,000)	(20,000)	(2,000)
Sales of strategic investments	—	1,006	—	1,015
Cash paid for acquisitions, net of cash acquired	(35,499)	—	(35,499)	—
Purchases of marketable securities	(390,866)	(774,852)	(626,665)	(1,240,524)
Sales of marketable securities	425,157	166,557	437,158	166,557
Maturities of marketable securities	301,348	447,153	565,114	832,081
Other	—	(100)	—	(100)
Net cash provided by (used in) investing activities	215,439	(214,298)	218,193	(345,481)
Cash flows from financing activities
Proceeds from issuance of notes, net of issuance costs	—	740,350	1,473,083	740,350
Purchase of capped calls	—	(68,850)	—	(68,850)
Proceeds from termination of capped calls	—	62,683	—	62,683
Proceeds from the exercise of stock options	—	2,425	—	2,494
Repurchases of Class A non-voting common stock	(243,473)	(75,955)	(500,573)	(311,069)
Deferred payments for acquisitions	(9,562)	(3,695)	(67,539)	(3,695)
Repurchases of convertible notes	—	(418,336)	(1,444,626)	(859,042)
Repayment of convertible notes	(36,240)	—	(36,240)	—
Other	(1,800)	(1,799)	(3,699)	(1,799)
Net cash provided by (used in) financing activities	(291,075)	236,823	(579,594)	(438,928)
Change in cash, cash equivalents, and restricted cash	12,858	1,148	(121,297)	(717,434)
Cash, cash equivalents, and restricted cash, beginning of period	916,079	1,063,880	1,050,234	1,782,462
Cash, cash equivalents, and restricted cash, end of period	$928,937	$1,065,028	$928,937	$1,065,028

SNAP INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Revenue	$1,344,930	$1,236,768	$2,708,147	$2,431,541
Costs and expenses:
Cost of revenue	653,333	588,921	1,292,912	1,163,670
Research and development	443,325	406,196	867,490	855,955
Sales and marketing	257,853	266,320	515,810	542,354
General and administrative	250,095	229,306	485,457	456,769
Total costs and expenses	1,604,606	1,490,743	3,161,669	3,018,748
Operating loss	(259,676)	(253,975)	(453,522)	(587,207)
Interest income	33,199	36,462	70,217	76,360
Interest expense	(27,607)	(5,113)	(51,006)	(9,856)
Other income (expense), net	(823)	(20,792)	48,246	(20,873)
Loss before income taxes	(254,907)	(243,418)	(386,065)	(541,576)
Income tax benefit (expense)	(7,663)	(5,202)	(16,092)	(12,134)
Net loss	$(262,570)	$(248,620)	$(402,157)	$(553,710)
Net loss per share attributable to Class A, Class B, and Class C common stockholders:
Basic	$(0.16)	$(0.15)	$(0.24)	$(0.34)
Diluted	$(0.16)	$(0.15)	$(0.24)	$(0.34)
Weighted average shares used in computation of net loss per share:
Basic	1,674,854	1,644,736	1,685,544	1,646,064
Diluted	1,674,854	1,644,736	1,685,544	1,646,064

SNAP INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	June 30, 2025	December 31, 2024
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$925,973	$1,046,534
Marketable securities	1,967,072	2,329,745
Accounts receivable, net of allowance	1,164,874	1,348,472
Prepaid expenses and other current assets	226,255	182,006
Total current assets	4,284,174	4,906,757
Property and equipment, net	544,226	489,088
Operating lease right-of-use assets	534,084	530,441
Intangible assets, net	88,791	86,363
Goodwill	1,720,831	1,689,785
Other assets	226,881	233,914
Total assets	$7,398,987	$7,936,348
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$116,854	$173,197
Operating lease liabilities	32,156	24,885
Accrued expenses and other current liabilities	954,010	1,009,254
Short-term debt, net	—	36,212
Total current liabilities	1,103,020	1,243,548
Long-term debt, net	3,575,972	3,607,717
Operating lease liabilities, noncurrent	583,867	575,082
Other liabilities	66,771	59,240
Total liabilities	5,329,630	5,485,587
Commitments and contingencies
Stockholders’ equity
Class A non-voting common stock, $0.00001 par value. 3,000,000 shares authorized, 1,473,777 shares issued, 1,428,200 shares outstanding at June 30, 2025, and 3,000,000 shares authorized, 1,483,718 shares issued, 1,436,495 shares outstanding at December 31, 2024.	14	14
Class B voting common stock, $0.00001 par value. 700,000 shares authorized, 22,523 shares issued and outstanding at June 30, 2025 and December 31, 2024.	—	—
Class C voting common stock, $0.00001 par value. 260,888 shares authorized, 231,627 shares issued and outstanding at June 30, 2025 and December 31, 2024.	2	2
Treasury stock, at cost. 45,577 and 47,222 shares of Class A non-voting common stock at June 30, 2025 and December 31, 2024, respectively.	(444,573)	(460,620)
Additional paid-in capital	16,127,309	15,644,132
Accumulated deficit	(13,638,191)	(12,735,461)
Accumulated other comprehensive income (loss)	24,796	2,694
Total stockholders’ equity	2,069,357	2,450,761
Total liabilities and stockholders’ equity	$7,398,987	$7,936,348

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Free Cash Flow reconciliation:
Net cash provided by (used in) operating activities	$88,494	$(21,377)	$240,104	$66,975
Less:
Purchases of property and equipment	(64,701)	(52,062)	(101,915)	(102,510)
Free Cash Flow	$23,793	$(73,439)	$138,189	$(35,535)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Adjusted EBITDA reconciliation:
Net loss	$(262,570)	$(248,620)	$(402,157)	$(553,710)
Add (deduct):
Interest income	(33,199)	(36,462)	(70,217)	(76,360)
Interest expense	27,607	5,113	51,006	9,856
Other (income) expense, net	823	20,792	(48,246)	20,873
Income tax (benefit) expense	7,663	5,202	16,092	12,134
Depreciation and amortization	40,023	37,930	77,738	76,028
Stock-based compensation expense	251,886	258,946	499,224	513,661
Payroll and other tax expense related to stock-based compensation	9,037	10,133	26,255	26,103
Restructuring charges (1)	—	1,943	—	72,051
Adjusted EBITDA	$41,270	$54,977	$149,695	$100,636
(1)Restructuring charges during 2024 primarily include $70.2 million of cash severance, stock-based compensation expense, and other charges associated with the 2024 restructuring. These charges are not reflective of underlying trends in our business.
Total depreciation and amortization expense by function:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Depreciation and amortization expense (1):
Cost of revenue	$1,505	$1,872	$2,925	$4,022
Research and development	24,849	22,909	47,836	50,507
Sales and marketing	5,108	5,084	9,931	9,661
General and administrative	8,561	8,065	17,046	15,453
Total	$40,023	$37,930	$77,738	$79,643
(1)Depreciation and amortization expense for the six months ended June 30, 2024 includes restructuring charges.

SNAP INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (continued)
(in thousands, except per share amounts, unaudited)
Total stock-based compensation expense by function:

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Stock-based compensation expense (1):
Cost of revenue	$1,656	$1,260	$3,090	$3,075
Research and development	166,809	171,465	323,497	345,984
Sales and marketing	48,710	52,208	103,150	106,864
General and administrative	34,711	34,378	69,487	67,140
Total	$251,886	$259,311	$499,224	$523,063
(1)Stock-based compensation expense for the three and six months ended June 30, 2024 includes restructuring charges.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS
(dollars and shares in thousands, except per user amounts, unaudited)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025

	(NM = Not Meaningful)
Cash Flows and Shares
Net cash provided by (used in) operating activities	$88,352	$(21,377)	$115,872	$230,633	$151,610	$88,494
Net cash provided by (used in) operating activities - YoY (year-over-year)	(42)%	74%	NM	40%	72%	514%
Net cash provided by (used in) operating activities - TTM (trailing twelve months)	$183,771	$244,330	$347,421	$413,480	$476,738	$586,609
Purchases of property and equipment	$(50,448)	$(52,062)	$(44,041)	$(48,275)	$(37,214)	$(64,701)
Purchases of property and equipment - YoY	6%	41%	(40)%	(10)%	(26)%	24%
Purchases of property and equipment - TTM	$(214,545)	$(229,664)	$(200,270)	$(194,826)	$(181,592)	$(194,231)
Free Cash Flow	$37,904	$(73,439)	$71,831	$182,358	$114,396	$23,793
Free Cash Flow - YoY	(63)%	38%	218%	65%	202%	132%
Free Cash Flow - TTM	$(30,774)	$14,666	$147,151	$218,654	$295,146	$392,378
Common shares outstanding	1,643,120	1,653,820	1,672,212	1,690,645	1,686,678	1,682,350
Common shares outstanding - YoY	3%	2%	2%	3%	3%	2%
Shares underlying stock-based awards	146,240	144,315	132,783	135,036	136,044	144,011
Shares underlying stock-based awards - YoY	14%	(3)%	(14)%	(15)%	(7)%	—%
Total common shares outstanding plus shares underlying stock-based awards	1,789,360	1,798,135	1,804,995	1,825,681	1,822,722	1,826,361
Total common shares outstanding plus shares underlying stock-based awards - YoY	4%	2%	1%	1%	2%	2%

Results of Operations
Revenue	$1,194,773	$1,236,768	$1,372,574	$1,557,283	$1,363,217	$1,344,930
Revenue - YoY	21%	16%	15%	14%	14%	9%
Revenue - TTM	$4,812,280	$4,981,379	$5,165,402	$5,361,398	$5,529,842	$5,638,004
Revenue by region (1)
North America	$743,131	$767,560	$857,621	$968,943	$831,691	$820,600
North America - YoY	16%	12%	9%	8%	12%	7%
North America - TTM	$3,115,656	$3,196,387	$3,267,854	$3,337,255	$3,425,815	$3,478,855
Europe	$195,844	$229,835	$248,902	$287,031	$224,015	$265,343
Europe - YoY	24%	26%	24%	20%	14%	15%
Europe - TTM	$816,478	$864,204	$912,834	$961,612	$989,783	$1,025,291
Rest of World	$255,798	$239,373	$266,051	$301,309	$307,511	$258,987
Rest of World - YoY	34%	20%	32%	35%	20%	8%
Rest of World - TTM	$880,146	$920,788	$984,714	$1,062,531	$1,114,244	$1,133,858
Operating loss	$(333,232)	$(253,975)	$(173,210)	$(26,877)	$(193,846)	$(259,676)
Operating loss - YoY	9%	37%	54%	89%	42%	(2)%
Operating loss - Margin	(28)%	(21)%	(13)%	(2)%	(14)%	(19)%
Operating loss - TTM	$(1,366,347)	$(1,215,983)	$(1,009,130)	$(787,294)	$(647,908)	$(653,609)
Net income (loss)	$(305,090)	$(248,620)	$(153,247)	$9,101	$(139,587)	$(262,570)
Net income (loss) - YoY	7%	34%	58%	104%	54%	(6)%
Net income (loss) - Margin	(26)%	(20)%	(11)%	1%	(10)%	(20)%
Net income (loss) - TTM	$(1,298,901)	$(1,170,213)	$(955,204)	$(697,856)	$(532,353)	$(546,303)
Adjusted EBITDA	$45,659	$54,977	$131,962	$276,007	$108,425	$41,270
Adjusted EBITDA - YoY	NM	243%	229%	73%	137%	(25)%
Adjusted EBITDA - Margin (2)	4%	4%	10%	18%	8%	3%
Adjusted EBITDA - TTM	$206,423	$299,879	$391,747	$508,605	$571,371	$557,664
(1)Total revenue for geographic reporting is apportioned to each region based on our determination of the geographic location in which advertising impressions are delivered, as this approximates revenue based on user activity. This allocation is consistent with how we determine ARPU.
(2)We define Adjusted EBITDA margin as Adjusted EBITDA divided by GAAP revenue.

SNAP INC.
SUPPLEMENTAL FINANCIAL INFORMATION AND BUSINESS METRICS (continued)
(dollars and shares in thousands, except per user amounts, unaudited)

	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025
Other
DAU (in millions) (1)	422	432	443	453	460	469
DAU - YoY (2)	10%	9%	9%	9%	9%	9%
DAU by region (in millions)
North America	100	100	100	100	99	98
North America - YoY	(1)%	—%	—%	(1)%	(1)%	(2)%
Europe	96	97	99	99	99	100
Europe - YoY	4%	3%	4%	4%	3%	3%
Rest of World	226	235	244	254	262	271
Rest of World - YoY	19%	16%	16%	17%	16%	15%
MAU (in millions)	853	868	883	895	913	932
MAU - YoY (2)	8%	7%	7%	7%	7%	7%
ARPU	$2.83	$2.86	$3.10	$3.44	$2.96	$2.87
ARPU - YoY	10%	6%	6%	5%	5%	—%
ARPU by region
North America	$7.44	$7.67	$8.54	$9.73	$8.41	$8.33
North America - YoY	17%	12%	9%	9%	13%	9%
Europe	$2.04	$2.36	$2.52	$2.89	$2.26	$2.65
Europe - YoY	20%	22%	19%	16%	11%	13%
Rest of World	$1.13	$1.02	$1.09	$1.19	$1.17	$0.96
Rest of World - YoY	13%	4%	14%	16%	4%	(6)%
Employees (full-time; excludes part-time, contractors, and temporary personnel)	4,835	4,719	4,800	4,911	5,061	5,206
Employees - YoY	(7)%	(11)%	(11)%	(7)%	5%	10%

Depreciation and amortization expense
Cost of revenue	$2,150	$1,872	$965	$1,123	$1,420	$1,505
Research and development	27,598	22,909	24,798	24,351	22,987	24,849
Sales and marketing	4,577	5,084	4,953	5,333	4,823	5,108
General and administrative	7,388	8,065	8,134	8,774	8,485	8,561
Total	$41,713	$37,930	$38,850	$39,581	$37,715	$40,023
Depreciation and amortization expense - YoY	18%	(4)%	(6)%	(24)%	(10)%	6%

Stock-based compensation expense
Cost of revenue	$1,815	$1,260	$1,333	$1,626	$1,434	$1,656
Research and development	174,519	171,465	172,516	165,330	156,688	166,809
Sales and marketing	54,656	52,208	53,345	56,463	54,440	48,710
General and administrative	32,762	34,378	33,035	34,312	34,776	34,711
Total	$263,752	$259,311	$260,229	$257,731	$247,338	$251,886
Stock-based compensation expense - YoY	(16)%	(18)%	(27)%	(23)%	(6)%	(3)%
(1)Numbers may not foot due to rounding.
(2)In the first quarter of 2025, we refined our processes and controls to allow us to more accurately record user activity that would not otherwise be recorded during such period due to delays in receiving user metric information resulting from carrier or other user connectivity issues during the measurement period. For additional information concerning these refinements, see the “Note Regarding User Metrics and Other Data” in our Quarterly Report filed on Form 10-Q for the first quarter of 2025. As a result of such refinements, our DAUs and MAUs may not be directly comparable to those in prior periods.